EXHIBIT 5.1

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MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
SAN DIEGO, WASHINGTON, D.C.

NORTHERN VIRGINIA,
ORANGE COUNTY, DENVER,
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TOKYO, LONDON, BEIJING,
SHANGHAI, HONG KONG,
SINGAPORE, BRUSSELS

October 16, 2007

QPC Lasers, Inc.
15632 Roxford Street
Sylmar, California 91342

Re: QPC Lasers, Inc Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (“Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of Five Million Seven Hundred Eighty Six Thousand Four Hundred Sixteen (5,786,416) shares of your common stock, $0.001 par value (the “Common Stock”) which will be issuable under the QPC Lasers, Inc. 2006 Stock Option Plan (the “Plan”) or issuable upon exercise of outstanding compensation grants made to directors or consultants outside of the Plan.

As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the adoption of the Plan, the authorization of the issuance of the Common Stock under the Plan and the shares of Common Stock issuable upon exercise of outstanding compensation grants made to directors or consultants outside of the Plan (collectively with the shares of Common Stock issuable under the Plan, the “Shares”), and such documents as we have deemed necessary to render this opinion. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares, QPC Lasers, Inc. (the “Company”) will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and outstanding, will be validly issued, fully paid and nonassessable shares of common stock of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/S/ Morrison & Foerster LLP